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                                                                    EXHIBIT 99




PRESS RELEASE

  AMSURG CORP. TO BROADCAST THIRD QUARTER CONFERENCE CALL LIVE ON THE INTERNET

         NASHVILLE, Tenn. (October 10, 2001) - AmSurg Corp. (Nasdaq/NM: AMSG) today announced it will provide an on-line Web simulcast and rebroadcast of its 2001 third quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available online by going to www.amsurg.com and clicking on the link to Investor Relations and at www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on October 17, 2001. The on-line replay will follow shortly after the call and continue through October 24, 2001.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers and specialty physician networks in partnership with surgical and other group practices. At September 30, 2001, AmSurg owned a majority interest in 92 centers and had three centers under development.

Contact:
      Claire M. Gulmi,
      Senior Vice President and
      Chief Financial Officer
      (615) 665-1283